       CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this Registration Statement and to the incorporation by reference in this Registration Statement of our report dated March 15, 2000 included in VantageMed Corporation's Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this Registration Statement.

/s/   ARTHUR ANDERSEN LLP

Sacramento, CA
August 7, 2000